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                                                                FORM 10-K
                                                                EXHIBIT 21




                               SUBSIDIARIES OF
                         CITIZENS BANKING CORPORATION


                                                         Jurisdiction or
                                                        Incorporation of
                                                          Organization
                                                        ----------------
Direct Bank Subsidiaries (all wholly owned)
     Citizens Commercial & Savings Bank                     Michigan
     Grayling State Bank                                    Michigan
     State Bank of Standish                                 Michigan
     Second National Bank of Saginaw                   National Association
     Second National Bank of Bay City                  National Association
     Commercial National Bank of Berwyn                National Association
     National Bank of Royal Oak                        National Association

Indirect Nonbank Subsidiary
  Citizens Commercial Leasing Corporation                   Michigan
     (wholly owned by Citizens Commercial &
     Savings Bank)



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